SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K (Amended)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 2, 2004.

REALITY INTERACTIVE, INC.

(Exact name of registrant as specified in charter)

                                   NEVADA                 0-27862                               80-0028196
                      (State or other jurisdiction    (Commission                           (IRS employer
                           of incorporation)                 file number)                           identification no.)

378 North Main Street, #124
Layton, Utah 84043

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (801) 497-9075

Item 1. Change in Control of Registrant

Effective April 2, 2004, Reality Interactive, Inc. ("the Company ") issued seven million shares of its common stock to its President for services rendered. As a result of the issuance, Dean Becker became the Company's controlling shareholder, owning approximately 88 percent of the Company's shares currently outstanding.

On April 12, 2004, the Company) executed an agreement to merger a newly formed subsidiary with Natural Gas Systems, Inc. ("NGS"), which is a privately-held Delaware corporation. Though the intended transaction has not closed, the following information is provided in anticipation of such closing.

Upon closing of the acquisition, NGS will become a wholly-owned subsidiary of the Company. Pursuant to the transaction, the shareholders of NGS will be issued between 22 and 24 million shares of common stock and become the controlling shareholders of the Company. Additionally, Robert Herlin, CEO of NGS and Sterling McDonald, CFO of NGS, will become CEO and CFO of the combined company. Designees of NGS shareholders will also be appointed to the Board of Directors. Mr. Becker would then resign and cancel 7,000,000 of the 7,010,000 shares he currently owns.

Incorporated in September of 2003, NGS is a development stage company recently formed to engage in the acquisition and re-development of shallow, well-established oil and gas fields, utilizing both conventional and lateral drilling technologies. In 2003, NGS completed the purchase of a 100% working interest in the Delhi Field. Discovered in the 1940's, Delhi is a mature field that was developed through the drilling of over 450 wells. With only seven of forty-four open well bores currently producing, NGS is re-developing the field with the objective of increasing production and/or ultimate recoveries from previously discovered resources.

NGS is currently in the process of having its financial statements audited and the parties currently expect the merger to close sometime before May 31, 2004.

Item 5. Other Events

Effective April 12, 2004, the Company executed an agreement to acquire all the of equity of Natural Gas Systems, Inc. through a merger with a newly-formed subsidiary of the Company. (See Item 1)

The Company has successfully restructured its finances through the exchange of equity for debt. Debt holders have converted approximately $230,000 in debt for the issuance of 695,000 shares of common stock. Additionally, the Company intends to obtain forgiveness of over $97,000 in remaining debt by the end of May. As a result of the issuances of common stock through debt conversions and the planned merger with NGS, at the time of closing the Company will have approximately 22 to 25 million shares issued and outstanding.

The Company intends to change its name to Natural Gas Systems, Inc. and obtain a new trading symbol on the OTC Bulletin Board following closing of the merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The required financial statements will be filed by amendment not later than 75 days after the date of closing.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALITY INTERACTIVE, INC.

Date: April 22, 2004 By: /s/ Dean H. Becker
Dean H. Becker, President/CEO

INDEX TO EXHIBITS

Exhibit

No. Exhibit

2 Merger Agreement dated April 12, 2004 between Reality Interactive, Inc. and Natural Gas Systems, Inc.
99 Press Release, Dated April 12, 2004.
Monday April 12, 2004

COMPANY PRESS RELEASE

SOURCE: Reality Interactive, Inc.

REALITY INTERACTIVE, INC. ANNOUNCES SIGNING OF DEFINITIVE AGREEMENT TO MERGE WITH NATURAL GAS SYSTEMS, INC.

(Houston, Texas) - April 12, 2004- Reality Interactive, Inc. ("Reality"), a publicly- traded company on the OTC: BB (trading symbol: RLYI.OB), is pleased to announce that it has entered into a definitive agreement pursuant to which a wholly owned subsidiary of Reality will merge with and into Natural Gas Systems, Inc. ("NGS") . Robert Herlin, CEO of NGS and Sterling McDonald, CFO of NGS, will become CEO and CFO of the combined company, which will be renamed Natural Gas Systems, Inc. and relocated to Houston, Texas. After the closing of the merger, approximately 24 million shares are expected to be outstanding.

Reality does not currently conduct any business operations. There are currently approximately 7.95 million shares of Reality stock outstanding. Pursuant to the merger, the existing shareholders of NGS will receive a total of between 21.0 and 24.0 million newly issued shares of Reality common stock in exchange for their shares of NGS stock, and the principal shareholder of Reality will surrender for cancellation 7.0 million shares of Reality stock that he currently holds. Accordingly, immediately following the closing of the merger, between 21.9 and 24.9 million shares will be outstanding. The closing is subject to the satisfaction of customary conditions, but is not subject to the receipt of Reality shareholder approval.

Dean Becker, Reality's CEO, said, "We are excited about the opportunity presented by this acquisition and the potential it offers to our shareholders. We look forward to consummating this transaction and believe the vision of Natural Gas will lead Reality in a new and positive direction."

Robert Herlin, CEO of NGS, commented, "This merger represents one more significant milestone completed by NGS. With this merger, we believe we will be better positioned to accelerate certain oil and gas property acquisitions, their re-development and the ongoing development program at our Delhi Field."

NGS is engaged in the acquisition and re-development of shallow, well-established oil and gas fields, utilizing both conventional and lateral drilling technologies. In 2003, NGS completed the purchase of a 100% working interest in the Delhi Field, which it operates in northern Louisiana.

Safe Harbor Statement

Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause the company's actual results in future periods to be materially different from any future performance that may be suggested in this release. In particular, there can be no assurance that the merger with NGS will be consummated. If the merger does occur, other risk factors may include, but are not limited to, the need to raise equity and debt capital, the ability to obtain financing on acceptable terms, if at all, a potential severe worldwide slowdown in the energy services sector, working capital constraints, completion of incremental purchases of properties, fluctuation in quarterly results due to the timing of acquisitions and resulting re-development and our capacity to effectively manage the new properties and complete re-development, continuing availability of additional opportunities continued access to oil and natural gas markets at attractive prices, the continued availability and success of lateral drilling technology, and increased competition for the fields targeted by NGS. Further, the company would be operating in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control, such as announcements by competitors and service providers.

For additional information contact:

CONTACT:

Investor Contact: John Liviakis, Liviakis Financial Communications, Inc. (415)
389-4670
Company Contacts: Sterling McDonald, CFO at 713-935-0122 or smcdonald@natgas.us

AGREEMENT AND PLAN OF REORGANIZATION

AMONG

REALITY INTERACTIVE, INC.,

REALITY ACQUISITION CORP.,

GLOBAL MARKETING ASSOCIATES, INC.,

DEAN H. BECKER,

AND

NATURAL GAS SYSTEMS, INC.

1. Plan of Reorganization

2. Terms of Merger

3. Delivery of Shares

4. Representations of NGS

5. Representations of REALITY, REALITY Sub and the Principal Stockholders

6. Closing

7. Actions Prior to Closing.

8. Conditions Precedent to the Obligations of NGS

9. Conditions Precedent to the Obligations of REALITY and REALITY Sub

10. Survival and Indemnification

11. Nature of Representations

12. Documents at Closing

13. Finder's Fees

14. Post-Closing Covenants.

15. Miscellaneous.

Signature Page 22

Exhibit A - Certificate of Merger (Delaware)

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (hereinafter this "Agreement") is entered into effective as of this 12th day of April, 2004, by and among Reality Interactive, Inc., a Nevada corporation (hereinafter "REALITY"); Reality Acquisition Corp., a newly-formed Delaware corporation (hereinafter "REALITY Sub"); Global Marketing Associates, Inc., a Utah corporation "Global"), Dean H. Becker (hereinafter, Global and Dean Becker shall be known collectively as the "Principal Stockholders"); and Natural Gas Systems, Inc., a Delaware corporation (hereinafter "NGS"). Additionally, the Law Office of Nathan W. Drage, P.C. shall act as escrow agent for certain liabilities and broker fees in connection with the transaction detailed herein.

RECITALS

WHEREAS, REALITY desires to acquire NGS as a wholly-owned subsidiary and to issue shares of REALITY common stock to the stockholders of NGS upon the terms and conditions set forth herein. REALITY Sub is a wholly-owned subsidiary corporation of REALITY that shall be merged into NGS, whereupon NGS shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of REALITY (REALITY Sub and NGS are sometimes collectively hereinafter referred to as the "Constituent Corporations").

WHEREAS, the boards of directors of REALITY and NGS, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that REALITY Sub merge with and into NGS pursuant to this Agreement and the Delaware Certificate of Merger (in the form attached hereto as Exhibit A) and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

WHEREAS, REALITY Sub has an authorized capitalization consisting of 10,000 shares of $0.01 par value common stock, of which 1,000 shares shall be issued and outstanding and owned by REALITY as of the closing of the Merger;

WHEREAS, the Principal Stockholders beneficially own 7,135,000 shares of common stock of REALITY (totaling 90% of the total fully diluted outstanding shares of REALITY) and its board of directors and stockholders deem it advisable and in the best interests of the Principal Stockholders to bring about the Merger on the terms and conditions described herein and cancel certain shares, pursuant to the agreements attached hereto as Exhibit B;

WHEREAS, NGS has an authorized capitalization consisting of 100,000,000 shares of common stock, $.001 par value ("NGS Common Stock"), of which, 21,000,000 shares are currently issued and outstanding, as of the date hereof; and 25,000,000 authorized shares of preferred stock, $.001 par value ("Preferred Stock"), of which no shares are currently issued and outstanding;

WHEREAS, immediately prior to the closing of the Merger, NGS will issue additional shares of NGS Common Stock and warrants to purchase NGS Common Stock to the accredited investors who subscribe for shares of NGS Common Stock (the "Shares") currently being offered to accredited investors in a private placement. All of the foregoing additional shares of NGS Common Stock and common stock purchase warrants will be issued and will be outstanding prior to the Merger, and will be exchanged for REALITY common stock and REALITY common stock purchase warrants in the Merger in the same manner as all other currently outstanding shares of NGS Common Stock and warrants are exchanged.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

.0..1.Plan of Reorganization. The parties to this Agreement do hereby agree that REALITY Sub shall be merged with and into NGS upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

.0..2.Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, REALITY Sub shall be merged with and into NGS as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). NGS shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of REALITY Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(1)Corporate Existence.

(1).0..1.Commencing with the Effective Date, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

(1).0..2.At the Effective Date, (i) the Certificate of Incorporation and the By-laws of NGS, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of NGS holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of NGS (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

(2)Events Occurring Immediately Prior to the Closing.

It is currently contemplated that prior to the Merger becoming effective under Delaware law NGS shall (i) close a private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which it will issue up to 4,000,000 additional shares of NGS Common Stock (the "Private Placement"). All of the shares of NGS Common Stock issued as part of the Private Placement shall be included in the shares of NGS that are outstanding at the time of the Merger and will be converted/exchanged in the Merger in accordance with Section 2(c)(1) below.

(3)Conversion of Securities.

As of the Effective Date and without any action on the part of REALITY, REALITY Sub, NGS or the holders of any of the securities of any of these corporations, each of the following shall occur:

(3).0..1.Each share of NGS Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of REALITY Common Stock. All such shares of NGS Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of REALITY Common Stock, respectively, into which such shares of NGS Common Stock were converted. The holders of such certificates previously evidencing shares of NGS Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of NGS Common Stock except as otherwise provided herein or by law;

(3).0..2.Any shares of NGS capital stock held in the treasury of NGS immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(3).0..3.Each share of capital stock of REALITY Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, which shall be owned by REALITY;

(3).0..4.Of the 7,946,255 shares that are currently issued and outstanding, Dean H. Becker shall, without any conversion or payment therefor, cause 7,000,000 shares to be cancelled, extinguished and cease to exist concurrent with the Closing and issuance of shares to NGS shareholders.

(4)Other Matters.

(4).0..1.Upon the effectiveness of the Merger, each outstanding option or warrant to purchase NGS Common Stock, whether or not then exercisable, shall be converted into an option or warrant to purchase (in substitution for each share of NGS Common Stock subject to an NGS option or warrant) one (1) share of REALITY Common Stock at a price equal to the exercise price in effect immediately prior to the Merger. All other terms and conditions of each NGS option or warrant shall remain the same.

(4).0..2.At the Closing, the number of directors of REALITY will be increased to five (5). The then existing sole director of REALITY shall then nominate and elect to the Board of Directors of REALITY the five persons designated by NGS, and all of the persons serving as directors and officers of REALITY immediately prior to the Closing shall thereafter resign from all of their positions with REALITY, effective immediately after the Closing.

(4).0..3.Upon the effectiveness of the Merger, REALITY shall assume and will be bound by the registration rights agreements previously entered into, or hereafter entered into, between NGS and (i) the subscribers who have previously purchased shares of NGS Common Stock, and (ii) the accredited investors who subscribe for the Shares of NGS Common Stock in the Private Placement that is currently scheduled to close prior to the Closing. The terms of the registration rights are set forth as an exhibit to the subscription agreements entered into by each of the foregoing purchasers of shares of NGS stock. REALITY agrees to execute any agreement or other instrument NGS deems necessary to confirm its agreement to comply with the registration rights granted by NGS to the purchasers of its Shares.

.0..3.Delivery of Shares. On or as soon as practicable after the Effective Date, NGS will use reasonable efforts to cause all holders of NGS Common Stock, including the holders of shares acquired in the Private Placement (collectively, the "NGS Stockholders") to surrender to REALITY's transfer agent for cancellation certificates representing their shares of NGS Common Stock, against delivery of certificates representing the shares of REALITY Common Stock for which the NGS shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented NGS Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of REALITY Common Stock into which the shares of NGS Common Stock represented by such NGS certificate shall have been so converted.

.0..4.Representations of NGS. NGS hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Date:

(1)As of the date hereof, the total number of shares of NGS Common Stock issued and outstanding is 21,000,000, and there are no shares of Preferred Stock currently outstanding. Other than the shares of NGS Common Stock that may be issued immediately prior to the Closing pursuant to the Private Placement as described in Section 2(b) above, the foregoing shares represent all of the shares of NGS' capital stock that will be issued and outstanding as of the Effective Date.

(2)The NGS Common Stock constitutes duly authorized, validly issued shares of capital stock of NGS. All shares of NGS Common Stock are fully paid and nonassessable.

(3)The NGS unaudited financial statements as of and for the year ended December 31, 2003, which have been made available to REALITY (hereinafter referred to as the "NGS Financial Statements"), fairly present in all material respects the financial condition of NGS as of the dates thereof and the results of its operations for the periods covered. Other than as set forth in any schedule or Exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the NGS Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since December 31, 2003; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of NGS as reflected in the NGS Financial Statements. NGS has or will have at the Closing, good title to all assets shown on the NGS Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The NGS Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for the absence of footnotes).

(4)Except as set forth in Schedule 4(d), since December 31, 2003, there have not been any material adverse changes in the financial position of NGS except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of NGS.

(5)NGS is not a party to any material pending litigation or, to the knowledge, after reasonable investigation, of its executive officers (herein, "Knowledge"), any governmental investigation or proceeding, not reflected in the NGS Financial Statements, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against NGS.

(6)NGS is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on NGS.

(7)NGS has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date, except where failure to do so would have no material adverse effect on NGS.

(8)NGS has not materially breached any material agreement to which it is a party. NGS has made available to REALITY for review copies of or access to all material contracts, commitments and/or agreements to which NGS is a party, including all contracts covering relationships or dealings with related parties or affiliates.

(9)NGS has one subsidiary corporation, namely NGS Sub Corp., a Delaware corporation, and one wholly-owned limited liability company, namely Arkla Petroleum, LLC, a Louisiana limited liability company.

(10)NGS has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of REALITY prior to the Effective Date, during reasonable business hours and on reasonable notice.

(11)NGS has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the Board of Directors of NGS and by the stockholders of NGS. The execution of this Agreement does not materially violate or breach any material agreement or contract to which NGS is a party, and NGS, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which NGS is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of NGS.

(12)Information regarding NGS which has been delivered by NGS to REALITY for use in connection with the Merger, is true and accurate in all material respects.

(13)Limitation of Subsequent Corporate Action. It is expressly understood and agreed that NGS, and its controlling shareholders, will take all steps necessary to insure that with respect to REALITY, for a period of twelve months following the date of this Agreement, 1) there shall be no reverse stock split of REALITY 2) no common stock of REALITY shall be sold by REALITY for less than $1.00 per share, not including warrants or stock options or other forms of equity or convertible securities, and 3) the assets existing in NGS, REALITY's new subsidiary, shall remain in NGS or a entity controlled by REALITY as part of the business operations of REALITY.

.0..5Representations of REALITY, REALITY Sub and the Principal Stockholders. REALITY, REALITY Sub and the Principal Stockholders hereby jointly and severally represent and warrant to NGS as follows, each of which representations and warranties shall continue to be true as of the Effective Date:

(1)As of the Effective Date, the shares of REALITY Common Stock to be issued and delivered to the NGS Stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of REALITY capital stock, free of all liens and encumbrances.

(2)REALITY, REALITY Sub, and the Principal Stockholders have the corporate power to enter into this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Date be duly authorized by the respective Boards of Directors of REALITY, REALITY Sub, and the Principal Stockholders and by REALITY as the sole stockholder of REALITY Sub, and by the stockholders of Global (ii) do not have to be approved or authorized by the stockholders of REALITY. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which REALITY, REALITY Sub, or the Principal Stockholders is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to REALITY, REALITY Sub, the Principal Stockholders or their respective properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles or Certificate of Incorporation or by-laws of REALITY, REALITY Sub, or Global.

(3)REALITY has delivered to NGS a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2002 and 2003 (the "REALITY Financial Statements"). The REALITY Financial Statements are complete, accurate and fairly present the financial condition of REALITY as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The REALITY Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of REALITY as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. REALITY Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Delaware. REALITY has no subsidiaries or affiliates except for REALITY Sub, and REALITY Sub has no subsidiaries or affiliates.

(4)Since December 31, 2003, there have not been any material adverse changes in the financial condition of REALITY. At the Closing, neither REALITY nor REALITY Sub shall have any material assets and neither such corporation now has, nor shall it have, any liabilities of any kind.

(5)Neither REALITY nor REALITY Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the REALITY Financial Statements, and to the Knowledge of the Principal Stockholders, REALITY and REALITY Sub, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting REALITY Sub, REALITY, or the management or properties of REALITY or REALITY Sub.

(6)REALITY and REALITY Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the states of Utah (for REALITY) and Delaware (for REALITY Sub).

(7)REALITY and REALITY Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the REALITY Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither REALITY nor REALITY Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

(8)As of the date of this Agreement, REALITY's authorized capital stock consists of 100,000,000 shares of REALITY Common Stock, $0.001 par value, of which 7,946,255 shares are issued and outstanding, and 5,000,000 shares of REALITY preferred stock, of which no shares are issued or outstanding. Of the 7,946,255 shares that are currently issued and outstanding, Dean H. Becker shall, without any conversion or payment therefor, cause 7,000,000 shares to be cancelled, extinguished and cease to exist concurrent with the Closing and issuance of shares to NGS shareholders. REALITY Sub's capitalization consists solely of 10,000 authorized shares of $0.001 par value common stock ("REALITY Sub's Common Stock"), of which 1,000 shares are outstanding, all of which are owned by REALITY, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of REALITY and REALITY Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either REALITY or REALITY Sub.

(9)REALITY and REALITY Sub have (and at the Closing they will have) disclosed in writing to NGS on an Exhibit hereto all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either REALITY or REALITY Sub.

(10)The financial records, minute books, and other documents and records of REALITY and REALITY Sub have been made available to NGS prior to the Closing. The records and documents of REALITY and REALITY Sub that have been delivered to NGS constitute all of the records and documents of REALITY and REALITY Sub that the Principal Stockholders are aware of or that are in their possession or in the possession of REALITY or REALITY Sub.

(11)Neither REALITY nor REALITY Sub has breached, nor is there any pending, or to the Knowledge of the Principal Stockholders, any existing or threatened claim that REALITY or REALITY Sub has breached, any of the terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which it is, or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which REALITY or REALITY Sub is subject. Each of REALITY and REALITY Sub hereby represent and warrant that it is not a party to any contract or commitment other than appointment documents with REALITY's transfer agent, and that it has disclosed to NGS in writing all previous or existing relationships or dealings with related or controlling parties or affiliates. There are no currently existing agreements with any affiliates, related or controlling persons or entities.

(12)REALITY has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuance. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of REALITY's equity and other securities were offered and sold in compliance with federal and state securities laws.

(13)REALITY was organized for the purposes of developing technology-based knowledge solutions for the industrial marketplace. REALITY was not formed for the purposes of engaging in a merger or acquisition with an unidentified company and is not, nor has it ever been, a "blank-check company."

(14)All information regarding REALITY which has been provided to NGS by REALITY or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of REALITY or to the public or filed with the NASD or the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

(15)REALITY is and has been in compliance with, and REALITY has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, by way of example and not limitation the Sarbanes-Oxely Act of 2002) and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. REALITY has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. REALITY has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports REALITY has previously filed with the SEC.

(16)Without limiting the foregoing, (i) REALITY and any other person or entity for whose conduct REALITY is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither REALITY nor any other person for whose conduct REALITY is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of REALITY's properties or in connection with REALITY's operations.

(17)REALITY has filed all required documents, reports and schedules with the SEC, the NASD and any applicable state or regional securities regulators or authorities (collectively, the "REALITY SEC Documents"). As of their respective dates, the REALITY SEC Documents complied in all material respects with the requirements of the Securities Act, the NASD rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the REALITY SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of REALITY included in the REALITY SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of REALITY as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

(18)Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the REALITY Financial Statements, there is no basis for any assertion against REALITY of any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from REALITY to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of REALITY, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of REALITY, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

(19)No aspect of REALITY's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair REALITY from carrying on the business of REALITY as it is presently being conducted by REALITY.

(20)REALITY currently has no employees, consultants or independent contractors other than Dean Becker. Dean Becker is the sole director and sole executive officer of REALITY, and Dean Becker is the sole director and sole executive officer of REALITY Sub.

(21)REALITY has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 5, "material" means payment or performance of a contract, commitment, arrangement or understanding which is expected to involve payments in excess of $2,000.

(22)Other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of either REALITY or REALITY Sub.

(23)There are no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice, or any purchase commitments, in each case of either REALITY or REALITY Sub.

(24)No representation or warranty by REALITY or REALITY Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to REALITY that may reasonably be expected to have a material adverse effect on REALITY or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by REALITY in connection herewith have been and will be complete originals, or exact copies thereof.

(25)Assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by REALITY under the Securities Act, the Securities Exchange Act of 1934, with the NASD, and with the Secretaries of State of Delaware, the execution and delivery by REALITY of this Agreement and the closing documents and the consummation by REALITY of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to REALITY, or its business or assets. REALITY is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder or impair the continued operation of the business of REALITY (or to the Knowledge of REALITY, the continued operation of the business of NGS) after the Closing.

(26)The Principal Stockholders beneficially owns, 7,135,000 duly authorized, validly issued shares of REALTY Common Stock, and Dean H. Becker agrees to cancel, extinguish and cause to cease to exist, immediately prior to the Closing, without any conversion or payment therefor, 7,000,000 shares of REALITY Common Stock.

.0..6.Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as soon as reasonably practicable following the execution of this Agreement, subject to the conditions precedent set forth in Sections 8 and 9 hereto, unless accelerated or extended by the affirmative agreement by all parties. The "Effective Date" of the Merger shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

.0..7Actions Prior to Closing.

(1)Prior to the Closing, NGS on the one hand, and REALITY and REALITY Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, hereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

(2)Prior to the Closing, NGS, REALITY, REALITY Sub, and the Principal Stockholders agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that REALITY is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, REALITY shall provide NGS with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that NGS may request.

(3)There shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of REALITY's Common Stock after the date hereof and there shall be no dividends or other distributions paid on REALITY's Common Stock, or shares of REALITY capital stock issued, after the date hereof, in each case through and including the Effective Date. REALITY and REALITY Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

(4)Prior to the Closing, if requested by NGS, REALITY shall adopt a new stock option plan or amend its existing stock option plan in the manner requested by NGS.

(5)Prior to the Closing, the board of directors of each of the Principal Stockholders, REALITY and REALITY Sub shall approve the Merger, this Agreement, the Stockholder Agreement, and the transactions contemplated hereby, and shall cause the resignations of the officers and directors of REALITY and REALITY Sub and take such action as is necessary to appoint the NGS nominees to the REALITY Board of Directors.

(6)At the Closing, the law office of Nathan W. Drage, P.C. agrees to pay the $32,000 of accrued liabilities of REALITY, if said unpaid liabilities remain outstanding immediately prior to the Closing.

.0..8Conditions Precedent to the Obligations of NGS. All obligations of NGS under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

(1)The representations and warranties by or on behalf of REALITY, REALITY Sub and the Principal Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

(2)REALITY and REALITY Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(3)On or before the Closing, the directors of REALITY and REALITY Sub, and REALITY as sole stockholder of REALITY Sub, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(4)On or before the Closing Date, REALITY and REALITY Sub shall have delivered certified copies of resolutions of the sole stockholder and director of REALITY Sub and of the directors of REALITY approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable REALITY and REALITY Sub to comply with the terms of this Agreement, including the election of NGS's nominees to the Board of Directors of REALITY and all matters outlined or contemplated herein.

(5)The Merger shall be permitted by applicable state law and otherwise and REALITY shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

(6)At Closing, all of the directors and officers of REALITY shall have resigned in writing from their positions as directors and officers of REALITY effective upon the election and appointment of the NGS nominees, and the directors of REALITY shall take such action as may be necessary or desirable regarding such election and appointment of NGS nominees.

(7)At the Closing, all instruments and documents delivered by REALITY or REALITY Sub, including to NGS Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for NGS.

(8)NGS shall have received the reasonable assurance of its certified public accountants, to the extent it deems necessary, that its financial audit shall be concluded at the proper time in order to be in full compliance will applicable SEC reporting requirements in connection with the Merger and the Closing of this transaction .

(9)The shares of restricted REALITY capital stock to be issued to NGS Stockholders at Closing will be validly issued, nonassessable and fully paid under Delaware corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

(10)NGS shall have received the advice of its tax advisor, to the extent it deems necessary, that this transaction is a tax free reorganization as to NGS and all of the NGS Stockholders.

(11)NGS shall have received all necessary and required approvals and consents from required parties and from its stockholders.

(12)At the Closing, REALITY and REALITY Sub shall have delivered to NGS an opinion of REALITY's legal counsel dated as of the Closing to the effect that:

(12).0..1.Each of REALITY and REALITY Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(12).0..2.This Agreement has been duly authorized, executed and delivered by REALITY and REALITY Sub and is a valid and binding obligation of REALITY and REALITY Sub enforceable in accordance with its terms;

(12).0..3.REALITY and REALITY Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

(12).0..4.The documents executed and delivered to NGS and NGS Stockholders hereunder are valid and binding in accordance with their terms and vest in NGS Stockholders all right, title and interest in and to the shares of REALITY's Common Stock to be issued pursuant to Section 2 hereof, and the shares of REALITY capital stock when issued will be duly and validly issued, fully paid and nonassessable;

(12).0..5.REALITY and REALITY Sub each has the corporate power to execute, deliver and perform under this Agreement; and

(12).0..6.Legal counsel for REALITY and REALITY Sub is not aware of any liabilities, claims or lawsuits involving REALITY or REALITY Sub.

.0..9.Conditions Precedent to the Obligations of REALITY and REALITY Sub. All obligations of REALITY and REALITY Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Date, of each of the following conditions:

(1)The representations and warranties by NGS contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing and the Effective Date as though such representations and warranties were made at and as of such times.

(2)NGS shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

(3)NGS shall deliver an opinion of its legal counsel to the effect that:

(3).0..1.NGS is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

(3).0..2.This Agreement has been duly authorized, executed and delivered by NGS;

(3).0..3.The Board of Directors and stockholders of NGS have taken all corporate action necessary for performance under this Agreement;

(3).0..4.NGS has the corporate power to execute, deliver and perform under this Agreement.

.0..10Survival and Indemnification. All representations, warranties, covenants and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the third anniversary of the Effective Date, except that the representations and warranties contained in Section 5(h) of this Agreement shall survive indefinitely. The representations and warranties which terminate on the third anniversary of the Effective Date, and the liability of any party with respect thereto pursuant to this Section 10, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the appropriate party has been given written notice setting forth the facts upon which the claim for indemnification is based prior to the third anniversary of the Effective Date, as the case may be.

(1)The parties shall indemnify each other as set forth below:

(1).0..1.Subject to the provisions of this Section 10, each of the Principal Stockholders, REALITY and REALITY Sub (individually and collectively, the "REALITY Group") shall jointly and severally indemnify and hold harmless NGS and NGS's past, present and future officers, directors, stockholders, employees, attorneys, and agents (and after the Closing, the Principal Stockholders shall also indemnify REALITY) (collectively, the "NGS Indemnified Parties") from and against any Losses (as defined below) including, without limitation, any reasonable legal expenses to the extent arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty of the REALITY Group contained in Sections 5 or 13 of this Agreement (as of the date hereof, or as of the Closing Date and Effective Date) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by the REALITY Group or any officer or any of them at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by the REALITY Group, of or failure by the REALITY Group to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) no member of the REALITY Group shall be responsible for any Losses with respect to the matters referred to in clauses (i) or (ii) of this Section 10(a), until the cumulative aggregate amount of all such Losses exceeds $10,000, in which event the REALITY Group shall then be liable for all such cumulative aggregate Losses, including the first $10,000. Each member of the REALITY Group specifically acknowledges and agrees that any NGS Indemnified Party may proceed against any member of the REALITY Group under this Section 10 without contemporaneously, or at any time, proceeding against any other member of the REALITY Group. As used herein, "Losses" shall mean any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, and the term "legal expenses" shall mean the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

(1).0..2.Subject to the provisions of this Section 10, NGS shall indemnify and hold harmless each member of the REALITY Group (collectively, the "REALITY Group Indemnified Parties") from and against any Losses (including, without limitation, any reasonable legal expenses) to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of NGS contained in Sections 4 or 13 of this Agreement (as of the date hereof, or as of the Closing Date and Effective Date) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by NGS or an officer of NGS at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by NGS of or failure by NGS to perform any of its covenants or agreements contained in this Agreement; provided, however, that NGS shall not be responsible for any Losses with respect to the matters until the cumulative aggregate amount of such Losses exceeds $10,000, in which event NGS shall then be liable for all such cumulative aggregate Losses, including the first $10,000.

(1).0..3.In order for an NGS Indemnified Party or REALITY Group Indemnified Party (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement, the Indemnified Party shall deliver notice of its claim for indemnification with reasonable promptness after determining to make such claim, to the REALITY Group or any member thereof (in the case of any indemnification claim under Section 10(a)(1)) or NGS (in the case of any indemnification claim under Section 10(a)(2)). The failure by any Indemnified Party so to notify the REALITY Group (or any member thereof) or NGS, as the case may be, shall not relieve any relevant indemnifying party (each relevant member of the REALITY Group, or NGS, as the case may be, being referred to herein as an "Indemnifying Party") from any liability which he or it may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If an Indemnifying Party does not notify the Indemnified Party within 30 calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

(1).0..4.(i) If the claim involves a third party claim (a "Third Party Claim"), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.

(ii) Notwithstanding the preceding paragraph, if in the Indemnified Party's reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless (A) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (B) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

(iii) Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

(iv) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

(v) The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

(2)The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such losses.

.0..11.Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

.0..12Documents at Closing. At the Closing, the following documents shall be delivered:

(1)NGS will deliver, or will cause to be delivered, to REALITY the following:

(1).0..1. a certificate executed by the President of NGS to the effect that all representations and warranties made by NGS under this Agreement are true and correct as of the Closing and as of the Effective Date, the same as though originally given to REALITY or REALITY Sub on said date;

(1).0..2.a certificate from the state of NGS's incorporation dated within five business days of the Closing to the effect that NGS is in good standing under the laws of said state;

(1).0..3.such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(1).0..4.executed copy of the Certificate of Merger for filing in Delaware;

(1).0..5.certified copies of resolutions adopted by the stockholders and directors of NGS authorizing the Merger;

(1).0..6.all other items, the delivery of which is a condition precedent to the obligations of REALITY and REALITY Sub, as set forth herein; and

(1).0..7.the legal opinion required by Section 9(c) hereof.

(2)REALITY and REALITY Sub will deliver or cause to be delivered to NGS:

(2).0..1.stock certificates representing those securities of REALITY to be issued as a part of the Merger as described in Section 2 hereof;

(2).0..2.a certificate of the President of REALITY and REALITY Sub, respectively, to the effect that all representations and warranties of REALITY and REALITY Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to NGS on said date;

(2).0..3.certified copies of resolutions adopted by REALITY's and REALITY Sub's Board of Directors and REALITY Sub's stockholder authorizing the Merger and all related matters;

(2).0..4.certificates from the jurisdiction of incorporation of REALITY and REALITY Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(2).0..5.opinion of REALITY's counsel as described in Section 8(l) above;

(2).0..6.such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(2).0..7.written resignation of all of the officers and directors of REALITY and REALITY Sub and written appointment of the NGS nominees as directors and officers; and

(2).0..8.all other items, the delivery of which is a condition precedent to the obligations of NGS, as set forth in Section 8 hereof.

.0..13.Consultants' Fees. Other than the 200,000 shares of REALITY common stock transferred to Nathan W. Drage, P.C., who shall act the escrow holder of said shares for payment to various consultants, the Principal Stockholders, REALITY and REALITY Sub, jointly and severally, represent and warrant to NGS, and NGS represents and warrants to each of the Principal Stockholders, REALITY and REALITY Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "consultant" "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

.0..14Post-Closing Covenants.

(1)Financial Statements. After the Closing, REALITY shall timely file a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, REALITY shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by REALITY under the Securities Exchange Act of 1934.

(2)Standard and Poors. If requested by NGS, REALITY shall apply for and use its commercially reasonable efforts to obtain listing with Standard and Poors Information Service, or a similar nationally recognized service.

(3)OTC Bulletin Board. For a period of 12 months following the Closing, REALITY shall use its commercially reasonable efforts to cause its Common Stock to be listed for trading on either the OTC Bulletin Board or the Nasdaq Stock Market. Notwithstanding the foregoing, REALITY shall not be deemed to be in breach of the foregoing covenant if it is removed from any trading system due to its failure to meet any balance sheet or other financial requirement established by the trading system.

(4)Confidentiality. The Principal Stockholders hereby agree that, after the Closing, it shall not publicly disclose any confidential information of either REALITY, REALITY Sub or NGS, and that it shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of REALITY or NGS, without the prior written consent of NGS.

(5)The Principal Shareholders covenants and agrees that to the extent they have received any material non-public information about REALITY or NGS, the Principal Shareholders shall abstain from trading in REALITY's securities, and shall refrain from disclosing any such information, until such information is made publicly available by REALITY.

.0..15.Miscellaneous.

(1)Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(2)Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(3)Termination. This Agreement and all obligations hereunder (other than those under Section 15(l)) may be terminated (i) after May 31, 2004 at the discretion of either party if the Closing has not occurred by May 31, 2004 (unless the Closing date is extended with the consent of both NGS and REALITY) for any reason other than the default hereunder by the terminating party, or (ii) at any time by the non-breaching party if any of the representations and warranties made herein by the other party have been materially breached.

(4)Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(5)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

(6)Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(7)Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(8)Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(9)Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger attached hereto as Exhibit A and the agreements attached hereto as Exhibit B, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(10)Time. Time is of the essence.

(11)Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(12)Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. Notwithstanding the foregoing, however, the Principle Stockholder shall be responsible for all such costs and expenses incurred by REALITY and REALITY Sub. The indemnification provisions of Section 10 shall not apply in the event of the termination of this Agreement prior to the Closing as a result of a breach hereof by either party.

(13)Inapplicability of Indemnification Provisions. The provisions contained in REALITY's Articles of Incorporation and/or bylaws for indemnifying officers and directors of that company shall not apply to the representations and warranties made herein by the Principal Stockholders or the other officers of REALITY.

(14)Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Delaware.

(15)Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Santa Clara County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
REALITY ACQUISITION CORP. By: Dean H. Becker, President	REALITY INTERACTIVE, INC. By: Dean Becker, President
THE PRINCIPAL STOCKHOLDERS By: ________________, President Global Marketing Associates, Inc. By: Dean H. Becker.	NATURAL GAS SYSTEMS, INC. By: ~~Laird Q. Cagan, Chairman~~

Law Office of Nathan W. Drage, P.C.

By:

Nathaw W. Drage, P.C.

EXHIBIT A

DELAWARE CERTIFICATE OF MERGER

EXHIBIT B